CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this amendment to the registration statement on Form S-3 of Sunglass Hut International, Inc. to be filed on or about October 4, 1996, of our report dated June 29, 1995, on our audits of the financial statements of Sunsations Sunglass Company as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, which is included as an exhibit to Sunglass Hut International, Inc.'s Form 10-K for the year ended February 3, 1996.


/s/  COOPERS & LYBRAND L.L.P.


St. Louis, Missouri
October 4, 1996